Exhibit 99.1

Apollo IG Core Replacement Aggregator A, SPC (formerly known as Apollo Total Return Fund – Investment Grade Aggregator A, SPC),

Apollo Total Return Fund – Investment Grade Aggregator B, SPC,

Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(Cayman Islands Segregated Portfolio Companies and Delaware Series Limited Partnerships) and Subsidiary

Combined and Consolidated Financial Statements as of and

for the year ended December 31, 2025

and Independent Auditor’s Report

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

TABLE OF CONTENTS

Deloitte & Touche LLP 60 Nexus Way, 8th floor Camana Bay

P.O. Box 1787

Grand Cayman KY1-1109 Cayman Islands

Tel: +1 345 949 7500

Fax: +1 345 949 8238

www.deloitte.com/ky

INDEPENDENT AUDITOR’S REPORT

To Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P. and Subsidiary:

Opinion

We have audited the combined and consolidated financial statements of Apollo IG Core Replacement Aggregator A, SPC (formerly known as Apollo Total Return Fund – Investment Grade Aggregator A, SPC), Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P. and Subsidiary (the "Aggregators"), all of which are under common management, which comprise the combined and consolidated statement of assets, liabilities and partners’ capital/members’ equity, including the combined and consolidated condensed schedule of investments, as of December 31, 2025, and the related combined and consolidated statements of operations, changes in partners’ capital/members’ equity, and cash flows for the year then ended, and the related notes to the combined and consolidated financial statements (collectively referred to as the “financial statements”) (all expressed in U.S. Dollars).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Aggregators as of December 31, 2025, and the results of their operations, changes in their partners’ capital/members’ equity, and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Aggregators and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Aggregators’ ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Aggregators’ internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Aggregators’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Report on Supplemental Schedules

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Supplemental Schedule of Combining and Consolidating Financial Information as of and for the year ended December 31, 2025 listed in the table of contents [on page 41-42] is presented for the purpose of additional analysis and is not a required part of the financial statements. These schedules are the responsibility of Management and were derived from and relate directly to the underlying accounting and other records used to prepare the financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the financial statements and certain additional procedures, including comparing and reconciling such schedules directly to underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, such schedules are fairly stated in all material respects in relation to the financial statements as a whole.

March 27, 2026

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL/MEMBERS’ EQUITY

DECEMBER 31, 2025

(Expressed in U.S. Dollars)

ASSETS
Investments, at fair value (cost $880,156,608)	$ 881,347,131
Unfunded commitments assets, at fair value	2,175
Derivative assets, at fair value	420,181
Cash and cash equivalents	23,615,000
Due from brokers and counterparties	142,411,670
Due from affiliates	919,474
Interest and dividends receivable	8,540,303
Accounts receivable and other assets	2,310,275
Total assets	$ 1,059,566,209

LIABILITIES AND PARTNERS’ CAPITAL/MEMBERS’ EQUITY

LIABILITIES
Unfunded commitments liabilities, at fair value (proceeds $551,941)	$ 811,592
Derivative liabilities, at fair value	3,995,782
Due to brokers and counterparties	154,874
Payable for investments purchased	109,375,324
Due to affiliates	15,264,340
Withdrawal/Redemptions payable	5,750,419
Professional fees payable	635,225
Management fees payable	248,325
Administration fees payable	144,556
Accrued expenses and other liabilities	411,632
Total liabilities	136,792,069

PARTNERS’ CAPITAL/MEMBERS’ EQUITY
General Partner	–
Limited Partners/Members	922,774,140
Total Partners’ Capital/Members’ Equity	922,774,140

Total liabilities and Partners’ Capital/Members’ Equity	$ 1,059,566,209

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
INVESTMENTS, AT FAIR VALUE
Asset Backed Debt Securities
Cayman Islands
Structured Finance (cost $84,852,299)		$84,752,962	9.18%
France
Transportation: Consumer (cost $14,370,264)		14,490,752	1.57
Germany
Banking, Finance, Insurance & Real Estate (cost $13,073,209)		14,633,935	1.59
Ireland
Structured Finance (cost $19,930,758)		19,998,647	2.17
Japan
Media: Diversified & Production (cost $14,757,223)		14,770,249	1.60
Jersey
Structured Finance (cost $20,318,965)		20,300,884	2.20
United Kingdom
Transportation: Cargo (cost $3,355,705)		3,355,705	0.36
United States
Banking, Finance, Insurance & Real Estate		13,699,851	1.48
High Tech Industries		39,730,673	4.31
Media: Diversified & Production		5,012,500	0.54
Structured Finance		117,574,961	12.74
Total United States (cost $174,735,417)		176,017,985	19.07
Total Asset Backed Debt Securities (cost $345,393,840)		348,321,119	37.74

A Denominated in U.S. Dollars unless otherwise noted.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025 (CONTINUED)

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
INVESTMENTS, AT FAIR VALUE (CONTINUED)
Bank Loans
Japan
Banking, Finance, Insurance & Real Estate (cost $7,945,344)		$7,945,344	0.86%
Panama
Banking, Finance, Insurance & Real Estate (cost $2,913,302)		2,979,500	0.32
United Arab Emirates
Banking, Finance, Insurance & Real Estate (cost $25,000,000)		25,000,000	2.71
United States
Banking, Finance, Insurance & Real Estate		7,530,836	0.82
Energy: Oil & Gas		16,902,148	1.83
Utilities: Oil & Gas		10,866,300	1.18
Total United States (cost $35,376,338)		35,299,284	3.83
Total Bank Loans (cost $71,234,984)		71,224,128	7.72

Corporate Bonds
Bermuda
Banking, Finance, Insurance & Real Estate (cost $4,112,776)		4,280,281	0.46
Brazil
Metals & Mining (cost $5,080,615)		5,066,678	0.55
France
Transportation: Cargo		6,950,288	0.75
Utilities: Electric		17,993,966	1.95
Total France (cost $24,862,250)		24,944,254	2.70

A Denominated in U.S. Dollars unless otherwise noted.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025 (CONTINUED)

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
INVESTMENTS, AT FAIR VALUE (CONTINUED)
Corporate Bonds (continued)
Germany
Utilities: Electric (cost $40,896,765)		$40,791,147	4.42%
Peru
Banking, Finance, Insurance & Real Estate (cost $6,031,743)		7,148,434	0.77
Switzerland
Banking, Finance, Insurance & Real Estate (cost $19,927,800)		19,455,300	2.11
United Arab Emirates
Banking, Finance, Insurance & Real Estate (cost $18,011,184)		16,998,981	1.84
United Kingdom
Banking, Finance, Insurance & Real Estate		21,130,182	2.29
Energy: Electricity		15,048,428	1.63
Total United Kingdom (cost $35,113,742)		36,178,610	3.92
United States
Banking, Finance, Insurance & Real Estate		97,478,897	10.56
Energy: Electricity		20,857,574	2.26
Energy: Oil & Gas		15,000,000	1.63
Utilities: Oil & Gas		14,109,463	1.53
Total United States (cost $147,714,545)		147,445,934	15.98
Total Corporate Bonds (cost $301,751,420)		302,309,619	32.75

A Denominated in U.S. Dollars unless otherwise noted.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025 (CONTINUED)

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
INVESTMENTS, AT FAIR VALUE (CONTINUED)
Equity Securities
United Arab Emirates
Banking, Finance, Insurance & Real Estate (cost $161,573)		$359,431	0.04%
Total Equity Securities (cost $161,573)		359,431	0.04

Special Purpose Vehicles B
United States
Banking, Finance, Insurance & Real Estate
Mortgage Aggregator Series Trust Administrator, L.P. - Series F		134,962,419	14.63
Others		24,170,415	2.62
Total United States (cost $161,614,791)		159,132,834	17.25
Total Special Purpose Vehicles (cost $161,614,791)		159,132,834	17.25
TOTAL INVESTMENTS, AT FAIR VALUE (cost $880,156,608)		$881,347,131	95.50%

UNFUNDED COMMITMENTS ASSETS, AT FAIR VALUE
Asset Backed Debt Securities
United States
Banking, Finance, Insurance & Real Estate		$2,175	0.00%
TOTAL UNFUNDED COMMITMENTS ASSETS, AT FAIR VALUE		$2,175	0.00%

A Denominated in U.S. Dollars unless otherwise noted.

B Represents investments affiliated with the Aggregators as described in Note 2 and Note 9.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025 (CONTINUED)

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
DERIVATIVE ASSETS, AT FAIR VALUE
Credit Default Swaps
United States
Structured Finance		$4,126	0.00%
Futures
Germany		384,165	0.04
United States		27,244	0.00
Total Futures		411,409	0.04
Unrealized gain on Forward Exchange Contracts		4,646	0.00
TOTAL DERIVATIVE ASSETS, AT FAIR VALUE		$420,181	0.04%

UNFUNDED COMMITMENTS LIABILITIES, AT FAIR VALUE
Bank Loans
Australia
Energy: Oil & Gas (proceeds $551,941)		$(553,725)	(0.06)%
France
Utilities: Electric		(257,733)	(0.03)
United States
Banking, Finance, Insurance & Real Estate		(134)	0.00
Total Bank Loans (proceeds $551,941)		(811,592)	(0.09)
TOTAL UNFUNDED COMMITMENTS LIABILITIES, AT FAIR VALUE (proceeds $551,941)		$(811,592)	(0.09)%

A Denominated in U.S. Dollars unless otherwise noted.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS

DECEMBER 31, 2025 (CONTINUED)

(Expressed in U.S. Dollars)

Description	Par Value/ Shares/ Notional A	Fair Value	Fair Value as a Percentage of Partners’ capital/ Members’ equity
DERIVATIVE LIABILITIES, AT FAIR VALUE
Futures
Australia		$(11,411)	0.00%
Germany		(73,706)	(0.01)
United Kingdom		(217,467)	(0.02)
United States		(2,769,533)	(0.30)
Total Futures		(3,072,117)	(0.33)
Unrealized loss on Forward Exchange Contracts		(923,665)	(0.10)
TOTAL DERIVATIVE LIABILITIES, AT FAIR VALUE		$(3,995,782)	(0.43)%

A Denominated in U.S. Dollars unless otherwise noted.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

INVESTMENT INCOME
Interest income	$29,483,278
Total investment income	29,483,278

EXPENSES
Management fees	1,963,064
Professional fees	1,169,704
Other operating expenses	1,009,400
Affiliated expenses	545,501
Administration fees	365,841
Organizational expenses	294,911
Interest expense	55,342
Total expenses	5,403,763
Expense waiver	(2,052,766)
Total net expenses	3,350,997

NET INVESTMENT INCOME (LOSS)	26,132,281

NET REALIZED AND NET CHANGE IN UNREALIZED GAINS (LOSSES)
ON INVESTMENTS, DERIVATIVES, AND FOREIGN CURRENCY
Net realized gain (loss) on investments	29,535,337
Net realized gain (loss) on derivatives	(18,112,685)
Net realized gain (loss) on foreign currency transactions	(4,278,255)
Net change in unrealized gain (loss) on investments	3,051,333
Net change in unrealized gain (loss) on derivatives	(5,842,944)
Net change in unrealized gain (loss) on foreign currency translations	5,672,526
Net realized and net change in unrealized gains (losses) on investments, derivatives, and foreign currency	10,025,312

NET INCREASE (DECREASE) IN PARTNERS’ CAPITAL/MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$36,157,593

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL/MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

	General Partner	Limited Partners/ Members	Total

PARTNERS’ CAPITAL/MEMBERS’ EQUITY –
January 1, 2025	$–	$529,251,104	$529,251,104

Capital contributions/subscriptions	–	806,780,928	806,780,928

Capital withdrawals/redemptions	–	(449,415,485)	(449,415,485)

Net increase (decrease) in partners’ capital/members’
equity resulting from operations	–	36,157,593	36,157,593

PARTNERS’ CAPITAL/MEMBERS’ EQUITY – December 31, 2025	$–	$922,774,140	$922,774,140

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase (decrease) in partners’ capital/members’ equity resulting from operations	$36,157,593
Adjustments to reconcile net increase (decrease) in partners’ capital/members’ equity resulting from operations to net cash provided by (used in) operating activities:
Payments to purchase investments	(1,093,745,368)
Proceeds from disposition of investments	996,519,190
Payments to cover investments sold, not yet purchased	(126,779,888)
Proceeds from investments sold, not yet purchased	142,452,141
Net realized (gain) loss on investments	(29,535,337)
Net change in unrealized (gain) loss on investments	(3,051,333)
Net (increase) decrease on derivatives	5,842,945
Changes in operating assets and liabilities:
(Increase) decrease in due from brokers and counterparties, excluding restricted cash A	122,942,976
(Increase) decrease in due from affiliates	(919,474)
(Increase) decrease in interest and dividends receivable	2,759,278
(Increase) decrease in accounts receivable and other assets	5,581,178
(Increase) decrease in receivable from investments sold	83,432,639
Increase (decrease) in due to brokers and counterparties	(295,126)
Increase (decrease) in payable for investments purchased	105,713,018
Increase (decrease) in due to affiliates	15,264,340
Increase (decrease) in professional fees payable	60,108
Increase (decrease) in management fees payable	(154,343)
Increase (decrease) in administration fees payable	(16,408)
Increase (decrease) in accrued expenses and other liabilities	214,682
Increase (decrease) in rating fees payable	(1,452,626)
Net cash provided by (used in) operating activities	260,990,185

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions/subscriptions	775,429,000
Capital withdrawals/redemptions, net of change in withdrawals/redemptions payable	(1,008,254,474)
Net cash provided by (used in) financing activities	(232,825,474)

Net change in cash and cash equivalents and restricted cash	28,164,711

Cash and cash equivalents and restricted cash, as of January 1, 2025 A	1,387,403
Cash and cash equivalents and restricted cash, as of December 31, 2025 A	$29,552,114

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$55,342

NON-CASH FINANCING ACTIVITIES:
Capital contribution-in-kind	$31,351,928

A Included in cash and cash equivalents and restricted cash as of January 1, 2025 and December 31, 2025 are $1.3 million and $5.9 million, respectively, of restricted cash posted as collateral, which is included in due from brokers and counterparties in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity.

The accompanying notes are an integral part of these combined and consolidated financial statements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

1. ORGANIZATION AND NATURE OF OPERATIONS

Apollo IG Core Replacement Aggregator A, SPC (formerly known as Apollo Total Return Fund – Investment Grade Aggregator A, SPC) and Apollo Total Return Fund – Investment Grade Aggregator B, SPC are investment companies organized as segregated portfolio companies under the laws of the Cayman Islands and Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P. are investment companies organized as series limited partnerships under the laws of the State of Delaware. The “Aggregators” as used hereafter will refer to Apollo IG Core Replacement Aggregator A, SPC (“Aggregator A”) and its Subsidiary as defined below, Apollo Total Return Fund – Investment Grade Aggregator B, SPC (“Aggregator B”), Apollo Total Return Fund – Investment Grade Aggregator C, L.P. (“Aggregator C”) and Apollo IG Core Replacement Aggregator B, L.P.(“Main Aggregator B”) and their respective Portfolio A as defined below, individually and collectively. Aggregator A and Aggregator B were formed on October 25, 2021, commencing operations on February 1, 2022. Aggregator C was formed on October 22, 2021, commencing operations on February 1, 2022. Main Aggregator B was formed on June 26, 2025, commencing operations on October 1, 2025. Effective February 1, 2022, Aggregator A and Aggregator B registered as mutual funds under The Mutual Funds Act of the Cayman Islands. The Aggregator A changed its name from Apollo Total Return Fund – Investment Grade Aggregator A, SPC to Apollo IG Core Replacement Aggregator A, SPC on July 1, 2025.

Aggregator A and Aggregator B have each established a designated segregated portfolio (respectively, “Aggregator A S.P.A” and “Aggregator B S.P.A”) in accordance with their respective Amended and Restated Memorandum and Articles of Association (the “SPC Agreements”), and Section 216 (1) of the Cayman Islands Companies Act. Aggregator C and Main Aggregator B have each established a designated series of partnership interests (respectively, “Aggregator C Series A” and “Main Aggregator B Series A”, together with Aggregator A S.P.A and Aggregator B S.P. A, the “Portfolio A”) in accordance with the Amended and Restated Limited Partnership Agreement (the “SLP Agreement”) and Section 17-218 of the Delaware Revised Uniform Limited Partnership Act (the “Act”). As per the SPC Agreements and SLP Agreement, no debt, liability, expense, or obligation of a Segregated Portfolio or Series shall be a debt, liability, expense, or obligation of any other Segregated Portfolio or Series established for the respective entity. No additional Segregated Portfolios or Series have been established within the Aggregators, and all investments by the IG Core Funds are held through Portfolio A.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The Aggregators’ purpose is to generate attractive risk-adjusted returns using a multi-sector approach to value investing across the Apollo credit platform. The Aggregators will seek to employ a long-only, semi-liquid multisector fixed income strategy with average overall investment-grade rating that leverages proprietary investment-grade investments to provide lower volatility and increased yield across core fixed income credit markets.

Apollo IG Core Replacement Advisors, L.P. (the “General Partner”), a Cayman Islands exempted limited partnership, is the general partner of Aggregator C and Main Aggregator B. The Aggregators have entered into an agreement with Apollo IG Core Management L.P., (the Investment Manager”) to provide administrative and management services to the Aggregators. The Investment Manager, a Delaware limited partnership, is an affiliate of the General Partner and of Apollo Global Management, Inc. and its subsidiaries (“Apollo”). The Limited Partners and Members of the Aggregators and the General Partner are collectively referred to as the “Partners”. The General Partner and Investment Manager changed their names from Apollo Total Return Fund – Investment Grade Advisors, L.P. and Apollo Total Return Fund – Investment Grade Management, L.P. to Apollo IG Core Replacement Advisors, L.P. and Apollo IG Core Management L.P., respectively, on June 13, 2025.

Aggregator A has a 100% ownership interest, consolidates, and has control over significant operating, financial, and monetary decisions of Apollo Total Return Fund – Investment Grade Lux Holdings S.a.r.l. (a limited liability company), (the “Luxco Subsidiary”) formed in accordance with the laws of Luxembourg. The Luxco Subsidiary commenced operations on February 1, 2022. The primary purpose of the Luxco Subsidiary is to facilitate the holding of different investments of Aggregator A. The investment manager and general partner of the Luxco Subsidiary are affiliates of Apollo.

The Aggregator A and Aggregator B’s Boards of Directors (the “Directors”) each have the responsibility to manage the Aggregator A and Aggregator B respectively, but have delegated investment discretion over the Aggregator A and Aggregator B’s assets to the Investment Manager pursuant to the terms of the investment management agreement.

Prior to September 30, 2025, Aggregator B and Aggregator C sold all remaining investments and are currently dormant as of December 31, 2025.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

Prior to October 1, 2025, the Aggregators were organized to receive substantially all of their capital contributions from Apollo IG Core Replacement (B), SPC (“Offshore SPC Fund”), through Apollo IG Core Replacement Intermediate A, SPC, and Apollo Total Return Fund - Investment Grade Intermediate B (DC), L.P. (collectively, the “Intermediaries”) and Apollo IG Core Replacement (STE), L.P. (“STE Fund”). The Offshore SPC Fund changed its name from Apollo Total Return Fund – Investment Grade (Offshore), SPC to Apollo IG Core Replacement (B), SPC on June 27, 2025. The STE Fund changed its name from Apollo Total Return Fund – Investment Grade, L.P. to Apollo IG Core Replacement (STE), L.P. on June 13, 2025. On October 1, 2025, Apollo IG Core Replacement, L.P. (the “Onshore Fund”), was admitted as a limited partner when the Offshore SPC Fund transferred its ownership in Aggregator A to the Onshore Fund. Effective November 30, 2025, the Directors made the determination to wind down the Offshore SPC Fund which was the date liquidation became imminent.

After Aggregator B and Aggregator C became dormant, the Aggregators were organized to receive substantially all of their capital contributions from Onshore Fund, through the Intermediaries and STE Fund (collectively, the “IG Core Funds”). As of December 31, 2025, the Onshore Fund owned approximately 88.59% and the STE Fund owned approximately 11.41% of the Aggregators.

Capitalized terms used, but not defined herein, shall have the meaning assigned to them in the SPC Agreements, SLP Agreement and the Private Placement Memorandums (the “Fund Agreements”).

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Aggregators in the preparation of the combined and consolidated financial statements.

(a) Basis of Presentation ― The combined and consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in United States Dollars (“U.S. Dollars”), which is the Aggregators’ functional currency. The Aggregators follow the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Financial Services-Investment Companies (“ASC No. 946”), and as such, the fair values of the Aggregators’ investments and derivatives are presented in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

(b) Principles of Consolidation and Combination — These accompanying combined and consolidated financial statements have been prepared on a combined basis and reflect the financial positions and results of operations of the Aggregators. The combined entities of the Aggregators have commonality of business purpose, a common Investment Manager, and a common General Partner and the presentation of the accompanying financial statements has been made on a combined basis thereby providing the most meaningful information. All the intercompany transactions and balances, primarily consisting of capital contributions and withdrawals, have been eliminated. As of December 31, 2025, Aggregator A wholly owned the LuxCo Subsidiary (“Subsidiary). The financial position and results of operations of the Subsidiary have been consolidated into the accompanying combined and consolidated financial statements and notes.

(c) Use of Estimates ― The preparation of combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

(d) Investments and Derivatives Valuation ― The Aggregators reflect their investments and derivatives in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity at their estimated fair value. Unrealized gains and losses resulting from changes in fair value of investments and derivatives are reflected in net change in unrealized gain (loss) on investments and net change in unrealized gain (loss) on derivatives, respectively, in the accompanying Combined and Consolidated Statement of Operations. Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

Investments and derivatives held by the Aggregators that are listed on a securities exchange or in comparable over-the-counter quotation systems are valued based on the last reported sale price as of the date of determination. If no sales of such investments or derivatives are reported on such date, and in the case of over-the-counter positions for which the last sales price is not available, valuations are based on independent market quotations obtained from market participants, recognized pricing services, or other sources deemed relevant when available. Prices are based on the average of the “bid” and “ask” prices, or at ascertainable prices at the close of business on such day. Market quotations are generally based on valuation pricing models or market transactions of similar investments adjusted for investment-specific factors, such as relative capital structure priority and interest and yield risks, among other factors.

Fair values of investments and derivatives that are quoted in established dealer or other similar markets are determined by the Investment Manager as of the date of determination (or the nearest date to such date if quotations are not available) from a reputable third-party market maker or financial institution regularly engaged in the practice of trading in or pricing such instruments.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

If market quotations are not available from a third-party pricing service or a dealer, the fair value of the investment is determined by the Investment Manager using valuation approaches that may include the use of unobservable inputs. Valuation approaches include the market approach, the income approach, and the recovery approach. The market approach provides an indication of fair value based on comparison of the subject investment to comparable investments and transactions in the industry. This approach is driven by current market conditions of actual trading levels and transaction data of similar investments. The fair value under the market approach is also derived by reference to observable valuation measures for comparable companies by utilizing key performance metrics of the investee company and relevant valuation multiples observed in the range of comparable companies. The income approach provides an indication of fair value based on the present value of cash flows that a business or financial instrument is expected to generate in the future. The most widely used methodology in the income approach is the discounted cash flow method. Inherent in the discounted cash flow method are assumptions of expected results and a calculated discount rate. In the recovery approach, the Investment Manager assesses an investment’s value based on the underlying recoverable assets netted against any related liabilities. The Aggregators carry the related investment based on their portion of the recoverable assets, which approximates the value the Investment Manager believes would be recovered in the event of a sale. Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

The Aggregators hold non-controlling equity investments in funds and special purpose vehicles (“SPVs”) (collectively “Affiliated Vehicles”) that are managed by Apollo or its affiliates. The Affiliated Vehicles are not publicly traded and do not have readily available market values. The Affiliated Vehicles are marked at their prevailing net asset value (“NAV”) as of the reporting date as a practical expedient, which approximates fair value. The Aggregators’ pro rata share of the Affiliated Vehicles’ NAVs is recorded as an investment in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity. Unrealized gains and losses resulting from changes in fair value of the Affiliated Vehicles are reflected in the net change in unrealized gain (loss) on investments in the accompanying Combined and Consolidated Statement of Operations. The fair values of investments held by the Affiliated Vehicles are determined based on similar valuation methodologies as those used by the Aggregators.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

On a quarterly basis, the Investment Manager utilizes a valuation committee, consisting of members from Apollo senior management, to review and approve the valuation results related to certain investments. The Investment Manager also retains independent valuation firms to provide third-party valuation consulting services to Apollo, which consist of certain limited valuation procedures identified by management. The limited procedures provided by the independent valuation firms assist management with validating their valuation results or determining fair value. The Investment Manager performs various back-testing procedures to validate its valuation approaches, including comparisons between expected and observed outcomes, forecast evaluations, and variance analyses.

(e) Investments Denominated in Foreign Currencies — Investments denominated in foreign currencies are converted into U.S. Dollar amounts at the reporting date. Purchases and sales of investments and income and expense items denominated in foreign currencies are translated into U.S. Dollars on the respective dates of such transactions. The Aggregators do not isolate the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of such investments. Such fluctuations are included within net realized gain (loss) on investments and net change in unrealized gain (loss) on investments in the accompanying Combined and Consolidated Statement of Operations. Reported net realized gain (loss) on foreign currency transactions arises from the sale of foreign currencies, currency gains or losses realized between the trade and settlement dates on investment transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Aggregators’ books and the U.S. Dollar equivalent of the amounts actually received or paid. Reported net change in unrealized gain (loss) on foreign currency translations arises from the purchase of foreign currencies, currency gains or losses unrealized between the trade and settlement dates on investment transactions, and the difference between the amounts of assets and liabilities, other than investments, recorded in the local currencies, if any, and the U.S. Dollar equivalent of the amounts on the reporting date.

(f) Investment Transactions and Income ― Purchases and sales of investments are recorded on the trade date, and realized gains and losses are recorded using the specific identification method. Unsettled purchases and sales as of the reporting date are reflected in payable for investments purchased and receivable for investments sold, respectively, in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity. The Aggregators record unrealized gains or losses on its investments based upon the change in fair value of investments. Expenses are recorded as incurred.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The Aggregators record dividend income from equity investments on the ex-dividend date. The Aggregators record dividend income and accrue interest income from private investments pursuant to the terms of the respective investment, unless, in the case of dividend income, the Investment Manager determines that the portfolio company does not have positive earnings in which case such dividend income may be treated as a return of capital. In the case of proceeds received from investments, the Investment Manager determines the character of such proceeds and records any interest income, dividend income, realized gains or returns of capital accordingly.

Interest income from investments in debt instruments is accrued according to contractual terms, provided that management believes collection of such amounts is reasonably assured.

The Aggregators enter into forward exchange contracts primarily to hedge against foreign currency exchange rate risks on its non-U.S. Dollar denominated investments. When entering into a forward exchange contract, the Aggregators agree to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on a specified future date. Realized gains or losses are recognized when forward exchange contracts are closed either by delivery or by entering into offsetting forward exchange contracts. The unrealized gain or loss on the contracts as measured by the difference between the forward exchange rates at the dates of entry into the contracts and the forward exchange rates at the reporting date is recorded as derivative assets (liabilities), at fair value in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity. Changes in the fair value of forward exchange contracts are reflected in the accompanying Combined and Consolidated Statement of Operations as a component of net change in unrealized gain (loss) on derivatives.

The Aggregators record their transactions in investment funds on an effective date basis, which is the date a contribution was made or distribution was received. Distributions received, whether in the form of cash or securities, are applied as either a reduction of the investment’s cost, income distributions from investment funds, or net realized gain (loss) from investments in investment funds depending upon the circumstances of the distribution.

(g) Cash and Cash Equivalents ― The Aggregators consider all highly liquid debt instruments with original maturities of 90 days or less to be cash equivalents. As of December 31, 2025, cash and cash equivalents were comprised of cash and investments in money market funds sponsored by a U.S. financial institution. The Aggregators’ cash may include balances that the bank has placed into an overnight sweep account.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

(h) Due to/from Brokers and Counterparties ― Due to/from brokers and counterparties includes cash balances, investments in money market funds sponsored by a U.S. financial institution, and cash held as collateral that may be restricted until the position is closed out. Cash held as collateral for derivative contracts is restricted until such contracts mature or are settled per agreement of the buyer and seller of the contract. The Aggregators held money market funds as of December 31, 2025 in Goldman Sachs Financial Square Government Fund and JPMorgan Liquidity Fund amounting to $38.1 million and $68.5 million, respectively. As of December 31, 2025, included within due from brokers and counterparties are $5.9 million of restricted cash posted as collateral. Amounts in due to/from brokers and counterparties include deposits with several major financial institution. Included in due from broker and counterparties are foreign currency balances denominated in Euro valued at $0.4 million and Great British Pounds valued at $14.6 million as of December 31, 2025.

(i) Unfunded Commitments, at fair value ― Pursuant to the terms of certain of the bank loan agreements and revolving lines of credit, the Aggregators may have unfunded loan commitments, which are carried at fair value and included in unfunded commitments, at fair value in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity, and changes in fair value are reflected in the accompanying Combined and Consolidated Statement of Operations as a component of net change in unrealized gain (loss) on investments. At December 31, 2025, the Aggregators had unfunded loan commitments of $27.1 million, AU$41.5 million and £40.4 million, which had a fair value of $2,175 and $0.8 million in assets and liabilities, respectively.

(j) Taxes ― The Aggregator A and Aggregator B are Cayman Islands exempted segregated portfolio companies pursuant to the Companies Act of the Cayman Islands. The Aggregator A and Aggregator B have received undertakings from the Cayman Island authorities that there will be no tax levied on profits, income, or gains to the Aggregator A and Aggregator B for a period of fifty years from the date of incorporation. The Aggregator A and Aggregator B are taxed as partnerships for U.S. federal income tax purposes, and as such, are not subject to income taxes; each investor is individually liable for income taxes, if any, on its distributive share of the Aggregator A’s and Aggregator B’s net taxable income. The only taxes payable by the Aggregator A and Aggregator B on their income are withholding taxes applicable to certain income.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The Aggregator C and Main Aggregator B are taxed as partnerships for U.S. federal income tax purposes, and as such, are not subject to income taxes; each investor is individually liable for income taxes, if any, on its distributive share of the Aggregator C and Main Aggregator B’s net taxable income. The Aggregators recognize the tax benefits of uncertain tax positions only where the position are “more likely than not” to be sustained assuming examination by tax authorities. The Aggregators review and evaluate tax positions in its major jurisdictions and determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Aggregators have determined the major tax jurisdictions to be where the Aggregators are organized, where the Aggregators make investments, and where the Investment Manager is located; however, no reserves for uncertain tax positions were recorded for the year ended December 31, 2025. The Aggregators are not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no tax liability or expense, including interest and penalties, have been recorded in the accompanying combined and consolidated financial statements. Generally, the Aggregators’ U.S. federal, state, and local tax returns remain open for examination for a period of three to five years from when they are filed under varying statutes of limitations.

(k) Organizational Expenses ― Organizational Expenses include startup fees and expenses directly attributable to the formation of the Aggregators. Organizational Expenses in excess of $1.5 million for the Aggregators (“Offsetable Organizational Expenses”) shall reduce the management fee otherwise payable (if applicable). For the year ended December 31, 2025, the Aggregators recorded $0.3 million of organizational expenses, which are included in Organizational Expenses in the accompanying Combined and Consolidated Statement of Operations. Of this amount, none is available to reduce the management fee in current and future periods.

(l) Contingencies and Indemnifications ― In the normal course of business, the Investment Manager, on behalf of the Aggregators, enters into certain contracts that contain a variety of indemnifications. The Aggregators’ maximum exposure under these arrangements is unknown; however, the Aggregators have not had prior claims or losses pursuant to these contracts and expect the risk of loss to be remote.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

3. FAIR VALUE MEASUREMENTS

U.S. GAAP guidance applicable to fair value measurements clarifies the definition of fair value for financial reporting, establishes a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring fair value and requires enhanced disclosures about fair value measurements. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment, and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments recorded at fair value in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with inputs to the fair valuation of these assets are as follows:

Level I ― Quoted prices are available in active markets that the Aggregators have the ability to access for identical assets or liabilities as of the reporting date. Level I assets or liabilities generally include listed equities, listed money market funds, and listed derivatives. As required by U.S. GAAP, the Aggregators do not adjust the quoted price for these assets and liabilities, even in situations where the Aggregators hold a large position and a sale could reasonably impact the quoted price.

Level II ― Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. These inputs may include quoted prices for identical instruments on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curve, default rate, and similar data. Level II assets or liabilities generally include certain corporate bonds, convertible bonds, bank loans, digital assets, and certain derivatives whose fair value is determined through the use of broker or third party pricing service quotes with higher levels of liquid market observability than Level III assets or liabilities.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

Level III ― Significant pricing inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability, including situations whereby the Aggregators are restricted from redeeming all or a portion of the asset or liability. The inputs into the determination of fair value require significant management judgment or estimation. Level III assets or liabilities generally include private or restricted common equity and preferred interests in companies, corporate bonds and bank loans, and certain derivatives. Fair value is determined through the use of models or other valuation methodologies that are not based on market-corroborated inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Aggregators’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The Aggregators measure the fair value of their investments in funds and certain SPVs in accordance with the authoritative guidance for fair value measurements for financial assets and liabilities. The guidance permits the Aggregators, as a practical expedient, to estimate the fair value of funds and certain SPVs based on the reported NAV per share or its equivalent.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The following table summarizes the valuation of the Aggregators’ investments and derivatives within the fair value hierarchy levels and NAV as of December 31, 2025:

	Level I	Level II	Level III	Total
Investments, at fair value:
Asset Backed Debt Securities	$–	$277,210,250	$71,110,869	$348,321,119
Bank Loans	–	–	71,224,128	71,224,128
Corporate Bonds	–	108,463,521	193,846,098	302,309,619
Equity Securities	–	–	359,431	359,431
Special purpose vehicles, valued at NAV A	–	–	–	159,132,834
Total Investments, at fair value	$–	$385,673,771	$336,540,526	$881,347,131

Unfunded Commitments Assets, at fair value:
Asset Backed Debt Securities	$–	$–	$2,175	$2,175
Total Unfunded Commitments Assets, at fair value	$–	$–	$2,175	$2,175

Derivative Assets, at fair value:
Credit Default Swaps	$–	$–	$4,126	$4,126
Futures	411,409	–	–	411,409
Unrealized gain on Forward Exchange Contracts	–	4,646	–	4,646
Total Derivative assets, at fair value	$411,409	$4,646	$4,126	$420,181

Unfunded Commitments Liabilities, at fair value:
Bank Loans	$–	$(257,733)	$(553,859)	$(811,592)
Total Unfunded Commitments Liabilities, at fair value	$ –	$(257,733)	$(553,859)	$(811,592)

Derivative Liabilities, at fair value:
Futures	$(3,072,117)	$–	$–	$(3,072,117)
Unrealized loss on Forward Exchange Contracts	–	(923,665)	–	(923,665)
Total Derivative Liabilities, at fair value	$(3,072,117)	$(923,665)	$–	$(3,995,782)

A Certain investments that were measured at NAV per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in the table above are intended to permit reconciliation of the fair value hierarchy to the line items presented in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity.

Included in cash and cash equivalents and due from brokers and counterparties are money market funds of $130.1 million, which are considered Level I assets.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The additions and transfers of assets (liabilities) classified as Level III investments and derivatives for the year ended December 31, 2025 are shown in the below table. Classifications of the investment description may vary from prior year:

Assets	Purchases A	Transfers In	Transfers Out
Investments, at fair value
Asset Backed Debt Securities	$55,859,610	$–	$39,730,673
Bank Loans	69,853,008	–	–
Corporate Bonds	334,513,415	–	–
Total	$460,226,033	$–	$39,730,673

A Includes certain investments that underwent restructurings and related reorganizations throughout the year. Such transactions may be included within these figures.

Transfers of investments in or out of Level III, if any, are recorded as of the end of the reporting period. Assets and liabilities are transferred from Level II to Level III or from Level III to Level II as a result of changes in levels of liquid market observability when subject to various criteria, as discussed above.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The table below summarizes information about the significant unobservable inputs used in determining the fair value of the Level III assets, as of December 31, 2025:

	Fair Value at December 31, 2025	Valuation Techniques	Unobservable Inputs	Range	Weighted Average
Investments, at fair value
Asset Backed Debt
Securities	$47,225,603	Discounted Cash Flow	Discount Rate	4.05% - 11.73%	5.63%
	12,534,872	Transactional Value	Cost	N/A	N/A
Bank Loans	71,224,127	Discounted Cash Flow	Discount Rate	5.90% - 6.93%	6.28%
Corporate Bonds	133,297,669	Discounted Cash Flow	Discount Rate	5.17% - 8.40%	6.25%
	60,548,428	Transactional Value	Cost	N/A	N/A
Equity Securities	359,431	Discounted Cash Flow	Discount Rate	6.55%	6.55%
Total Investments,
at fair value	$325,190,130

Unfunded Commitments
Assets, at fair value
Asset Backed Debt
Securities	$2,175	Discounted Cash Flow	Discount Rate	8.35% - 8.41%	8.41%
Total Unfunded
Commitments
Assets, at fair value	$2,175

Unfunded Commitments
Liabilities, at fair value
Bank Loans	$(553,859)	Transactional Value	Cost	N/A	N/A
Total Unfunded
Commitments
Liabilities, at fair
value	$(553,859)

There have been no material changes to the valuation approaches utilized during the year ended December 31, 2025.

Included within Level III assets of $336.5 million is an amount of $11.4 million, of prices in which the Investment Manager did not develop the unobservable inputs (examples include but are not limited to broker quotations, third-party pricing, etc.).

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

4. DERIVATIVE INSTRUMENTS

The following table presents the fair value of the Aggregators’ derivative assets and derivative liabilities as reflected in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity as of December 31, 2025:

	Derivative Assets A, B
Primary Underlying Risk	Derivative	Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity C	Fair Value
Credit Risk	Credit Default Swaps	Derivative Assets, at fair value	$4,126

Interest Rate Risk	Futures	Derivative Assets, at fair value	411,409

Foreign Currency Risk	Forward Exchange Contracts	Derivative Assets, at fair value	4,646

Total			$420,181

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

	Derivative Liabilities A, B
Primary Underlying Risk	Derivative	Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity C	Fair Value
Interest Rate Risk	Futures	Derivative Liabilities, at fair value	$(3,072,117)

Foreign Currency Risk	Foreign Exchange Contracts	Derivative Liabilities, at fair value	(923,665)

Total			$(3,995,782)

A See Note 2 for additional information on the Aggregators’ purposes for entering into different types of derivatives and how they are recorded. Additionally, see Note 10 for risks related to derivatives.

B Approximately $5.9 million of collateral has been posted as of December 31, 2025 related to derivative contracts. The Aggregators’ may be required to post additional collateral in subsequent periods due to unfavorable changes in the fair value of these contracts. The collateral balance is included in due from brokers and counterparties in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity.

C Represents location of such derivatives in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity.

The following table presents the gains (losses) recognized on derivatives, by contract type, included in the accompanying Combined and Consolidated Statement of Operations for the year ended December 31, 2025:

Primary Underlying Risk	Derivative	Average Notional/ Contracts	Net Realized Gain (Loss) on Derivatives for the Year Ended December 31, 2025	Net Change in Unrealized Gain (Loss) on Derivatives for the Year Ended December 31, 2025

Credit Risk	Credit Default Swaps	15,000,000	$–	$4,126
Foreign Currency Risk	Forward Exchange Contracts	301,711,518	(19,512,748)	(7,959,957)
Interest Rate Risk	Futures	2,171	1,400,063	2,112,887

	Total net gain (loss) on derivatives		$(18,112,685)	$(5,842,944)

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

5. OFFSETTING ASSETS AND LIABILITIES

The Aggregators’ have elected not to offset assets and liabilities in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity that may be received or paid as part of collateral arrangements, even when an enforceable master netting arrangement or other agreement is in place that provides the Aggregators, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations. The following tables present the offsetting of financial and derivative assets and liabilities as of December 31, 2025:

	Gross and Net Amounts Presented in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity	Gross Amounts Not Offset in the Accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity		Net Amount
		Financial Instruments	Collateral Received
Assets
Derivatives, at fair value	$416,055	$(416,055)	$–	$–
Total	$416,055	$(416,055)	$–	$–

	Gross and Net Amounts Presented in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity	Gross Amounts Not Offset in the Accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity		Net Amount
		Financial Instruments	Collateral Pledged
Liabilities
Derivatives, at fair value	$(3,995,782)	$416,055	$1,635,863	$(1,943,864)
Total	$(3,995,782)	$416,055	$1,635,863	$(1,943,864)

The gross amounts of derivative assets, including credit default swaps presented in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital in the amount of $4,126 is not subject to an enforceable master netting agreement.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

6. PARTNERS’ CAPITAL AND MEMBERS’ EQUITY

The Aggregators may accept additional capital on a monthly basis. Partners/Members may, subject to certain restrictions, on a monthly basis within the Monthly Liquidity Sub-Series and on an annual basis within the Annual Liquidity Sub-Series, seek to voluntarily withdraw all or part of their interest as of the last business day of each calendar month, upon not less than 30 days’ prior written notice in the Monthly Liquidity Sub-Series and not less than 60 days’ prior written notice in the Annual Liquidity Sub-Series.

Gains and losses related to “new issues,” as defined in the Conduct Rules of the Financial Industry Regulatory Authority, Inc., will only be allocated to investors eligible to receive such gains and losses. The Aggregators had no “new issues” within its investment portfolio during the year ended December 31, 2025.

Allocation of Fund Profits and Losses

In accordance with the Fund Agreements, net income and losses of the Aggregators are generally allocated to the Partners/Members in proportion to their respective “partnership percentage” as defined in the Fund Agreements, as of the beginning of each month, with the exception of management fees and withholding taxes, which are allocated specifically to the IG Core Funds.

7. MANAGEMENT FEE

The Aggregators are charged and pay to the Investment Manager a management fee, calculated separately with respect to each Capital Account balance, that is payable monthly in advance, equal to the product of (i) the applicable Management Fee Rate and (ii) the NAV of such Capital Account balance.

With respect to each Capital Account established prior to August 1, 2025, the Management Fee applicable to management fee-bearing Capital Accounts is equal to one-twelfth (1/12) of 0.40% of the NAV.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

With respect to each Capital Account established after August 1, 2025, the Management Fee applicable to management fee-bearing Capital Accounts will be as follows:

Management Fee Percentage *
Adjusted Contributions	Annual Liquidity Sub-Series	Monthly Liquidity Sub-Series
Less than $50 million	one-twelfth (1/12) of 0.50% of the NAV	one-twelfth (1/12) of 0.60% of the NAV
Equal to or greater than $50 million but less than $250 million	one-twelfth (1/12) of 0.45% of the NAV	One-twelfth (1/12) of 0.55% of the NAV
Equal to or greater than $250 million but less than $500 million	one-twelfth (1/12) of 0.40% of the NAV	one-twelfth (1/12) of 0.50% of the NAV
Equal to or greater than $500 million	one-twelfth (1/12) of 0.35% of the NAV	one-twelfth (1/12) of 0.45% of the NAV

* If the relevant Limited Partner is a Seed Limited Partner, the Management Fee applicable will be one-twelfth (1/12) of 0.30% of the NAV attributable to such Limited Partner’s Adjusted Contributions made during the Seed Period.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

8. PROFESSIONAL FEES AND OTHER EXPENSES

The Aggregators are responsible for all costs and expenses incurred in connection with the Aggregators’ operations (“Operating Expenses”) as defined in the Fund Agreements. To the extent such Operating Expenses are paid by the Investment Manager or General Partner, those entities shall be reimbursed by the Aggregators. Included in professional fees are audit, legal, tax preparation and tax compliance fees. Other expenses include, but are not limited to, custody fees, transfer agent expenses, bank charges, brokerage commissions and other investment costs, costs of preparing reports to the Limited Partners/Members, consultants and other outside advisors (e.g., consultants for special projects relating to the operation of the Aggregators, operating partners for specific deal related work including out of pocket expenses) including financial and tax accounting reporting services and fund administrative services, costs or expenses incurred with respect to any market information systems, pricing and valuation services including expenses of any appraiser in connection with the valuation of investments or other property of the Aggregators, costs associated with the establishment and maintenance of any credit facility, costs of maintaining compliance with all federal, state, and local rules or regulations or any other regulatory agency, insurance, taxes, and costs of litigation relating to the business of the Aggregators. During the normal course of business, an affiliate of the Investment Manager provides various services to the Aggregators, including, but not limited to, administrative, domiciliary, corporate, regulatory compliance, and reporting services related to the Luxco Subsidiary. The Aggregators reimburse the affiliate of the Investment Manager for these services which include, without limitation, reimbursement of allocated Overhead and compensation paid to employees (“Luxco Overhead”), which are included in affiliated expenses in the accompanying Combined and Consolidated Statement of Operations.

Included in affiliated expenses are fees, costs, and expenses (including associated overhead costs) incurred in connection with services performed by personnel or employees of Apollo. These services may include, without limitation, reimbursement to Apollo of the compensation paid to employees for certain bookkeeping and record keeping services, investor relations assistance, valuation, finance, administration, accounting, legal, tax, risk, audit support, and systems support. The Investment Manager or one of its affiliates may waive the right to certain expense reimbursements.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The foregoing categories of fees, costs, expenses, and other liabilities shall be Operating Expenses, regardless of whether the person providing or performing the service or output giving rise to such fees, costs, expenses or other liabilities is the General Partner, the Investment Manager or any of their affiliates or a third-party. The General Partner, the Investment Manager, and their respective affiliates shall be entitled to reimbursement from the Aggregators for any such Operating Expenses paid and/or incurred by them on behalf of the Aggregators, including fees, costs, and expenses and allocated portions of Overhead incurred in connection with services performed by personnel or employees of the General Partner, the Investment Manager, and/or their affiliates that are deemed to be services, fees, costs, and expenses for which constitute Operating Expenses.

Operating Expenses are subject to an expense cap which in the aggregate shall not exceed the product of 0.10% per annum and the NAV of the Aggregators, with respect to each Capital Account established prior to August 1, 2025. With respect to each Capital Account established after August 1, 2025, the expense cap shall not exceed the product of 0.25% per annum. The Investment Manager or one of its affiliates waived the right to certain expense reimbursements totaling $2.1 million for the year ended December 31, 2025.

The Aggregators have entered into an administration agreement with Citco Fund Services (the “Administrator”) pursuant to which the Administrator maintains the Aggregators’ official books and records and provides accounting services, investor relations, and audit support. A fee is charged to the Aggregators for such services as negotiated by Apollo and the Administrator. The fee charged by the Administrator is reflected in administration fees in the accompanying Combined and Consolidated Statement of Operations. Administration fees may also include fees charged by other administrators which are utilized for local administration services. Any incurred, but not yet paid, administration fees as of December 31, 2025, are included in administration fees payable in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity.

9. RELATED PARTY CONSIDERATIONS

(a) Management Fees — During the year ended December 31, 2025, the Aggregators were charged $2.0 million of gross Management Fees, of which $0.2 million remains outstanding as of December 31, 2025. Management fees are subject to certain reductions related to transaction fees, placement fees, and excess start-up costs incurred by the Aggregators. There was no reduction of management fees for the year ended December 31, 2025.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

(b) Operating Expenses — As referenced in Note 8, Operating Expenses are generally paid by the Investment Manager or the General Partner, who would then be reimbursed by the Aggregators. Included in Professional Fees are certain allocated portions of overhead costs, as defined in the Fund Agreements. The General Partner or one of its affiliates may waive the right to certain expense reimbursements.

(c) Investments in Affiliates — As of December 31, 2025, the Aggregators held investments in SPVs in the amount of $159.1 million, representing 17.25% of partners’ capital, which is included in the accompanying Combined and Consolidated Statement of Assets, Liabilities, and Partners’ Capital/Members’ Equity as a component of investments at fair value. The investment objective of the SPVs is to invest in asset backed debt securities whose industry and geography are noted in the accompanying Combined and Consolidated Condensed Schedule of Investments. The Aggregators may receive income and capital gains distributions from the SPVs, the timing of which is uncertain. The Aggregators may withdraw all or a portion of their interests in the SPVs as of any calendar day consented by the General Partner of the SPVs.

The fair value of the below investment, held indirectly through the Aggregators’ investment in Mortgage Aggregator Series Trust Administrator, L.P. - Series F exceeded 5% of the Aggregators’ partners’ capital as of December 31, 2025:

Description	Country	Industry	Principal	Fair Value	Percentage of Partners’ Capital/ Members’ Equity

Asset Backed Term Loan – Atlas Securitized Products Investments 8, L.P.	United States	Banking, Finance, Insurance & Real Estate	$132,989,088	$132,989,088	14.41%

(d) Investment Transactions — In connection with their investment activities, the Aggregators may, from time to time, engage in certain transactions including purchases and sales from or with other Apollo entities, which are executed in accordance with Apollo’s policies and procedures. For the year ended December 31, 2025, the Aggregators received $60.5 million of sale proceeds and deployed $220.8 million in purchase payments with other Apollo entities. As of December 31, 2025, the Aggregators had unsettled purchase payments of $107.2 million with other Apollo entities.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

(e) Affiliated Capital Solution Fees — Various affiliates of Apollo are potentially involved in transactions with the Aggregators’ portfolio companies, and whereby affiliates of Apollo may earn fees in, including but not limited to, structuring, underwriting, arrangement, placement, syndication, advisory or similar services (collectively, “Capital Solution” services).

For the year ended December 31, 2025, $2.1 million of fees, allocable to the Aggregators, were paid by the Aggregators’ portfolio companies to affiliates of Apollo for services performed, all of which were for Capital Solution services. The Aggregators or the Aggregators’ portfolio companies may have directly or indirectly paid Capital Solution fees to non-consolidated affiliates of Apollo.

(f) Affiliated Expenses — As discussed in Note 8, the Aggregators’ expenses include certain Operating Expenses for services provided by personnel of the Investment Manager and/or its affiliates. For the year ended December 31, 2025, these expenses were $0.5 million and are included in affiliated expenses in the accompanying Combined and Consolidated Statement of Operations.

10. RISKS

The Aggregators’ investment activities expose them to various types of risk, both on and off-balance sheet, which are associated with the financial instruments and markets in which they invest. These financial instruments expose the Aggregators in varying degrees to elements credit, market interest rate, currency, and liquidity risk. Credit risk is the potential loss that may be incurred from the failure of a counterparty or a broker to make payments according to the terms of a contract. Market risk is the potential loss that may be incurred as a result of changes in the fair value of a particular financial instrument. Interest rate risk is the potential loss that may be incurred as a result of fluctuations in interest rates, and currency risk is the potential loss that may be incurred as a result of fluctuations in the currency in which a particular financial instrument is denominated. Liquidity risk is the risk that arises from the difficulty of selling an asset in a timely manner at prevailing fair value in an orderly market.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

As of December 31, 2025, the due to/from brokers and counterparties balance reflected in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity is primarily held with one broker and financial institution located in the United States. It is the policy of the Aggregators to transact primarily through broker-dealers, banks, and regulated exchanges that the Investment Manager considers to be well established. The Aggregators are subject to credit risk to the extent that brokers and other counterparties may be unable to fulfill their obligations either to return the Aggregators’ investments or repay amounts owed. The Aggregators may mitigate credit risk through netting provisions included within an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA”) implemented between the Aggregators and each of their respective counterparties. The ISDA allows the Aggregators to offset certain derivative financial instrument’s payables and collateral held at each of their counterparties. To limit the credit risk associated with the transactions in the derivatives markets, the Aggregators conduct their business only with recognized financial institutions, as determined by the Investment Manager, the financial condition of which is monitored by the Investment Manager.

The Aggregators invest in bank loans entered into by U.S. and non-U.S. companies, including via participation interests or assignments. In a syndicated bank loan transaction, the Aggregators purchase participation interests from a group of lenders (“Lenders”) or one of the participants in the syndicate. One or more of the Lenders administers the loan on behalf of all Lenders, including the Aggregators, and serves as the agent bank. The Aggregators rely on the Lender that sold the participation interest for the receipt and processing of bank loan interest and principal payments due to the Aggregators under the terms of the bank loans.

The Aggregators invests in financial futures contracts to hedge investments against fluctuations in fair value caused by changes in prevailing market interest rates. Upon entering into a financial futures contract, the Aggregators is required to pledge assets to a broker equal to a certain percentage of the contract amount. Subsequent payments, known as “variation margin”, are made or received by the Aggregators each day, depending on the daily fluctuations in the fair value of the underlying security. The Aggregators recognizes a gain or loss equal to the daily variation margin. Should market conditions move unexpectedly, the Aggregators may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates, and the underlying hedged assets.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

In the normal course of business, the Aggregators may trade in forward exchange contracts, and other derivative financial instruments, all of which are carried at fair value. Generally, these financial instruments represent future commitments to purchase, sell, or exchange other financial instruments on specific terms at specified future dates. These transactions involve a market risk that may be in excess of that amount recognized in the accompanying Combined and Consolidated Statement of Assets, Liabilities and Partners’ Capital/Members’ Equity due to future changes in the fair values of the investments, commodities, or currencies underlying the financial instruments.

The Aggregators may make investments and hold cash balances that are denominated in currencies other than the U.S. Dollar. Consequently, the Aggregators are exposed to risks that the exchange rate of the U.S. Dollar relative to other currencies may change in a manner that has an adverse effect on the reported value of that portion of the Aggregators’ assets or liabilities which are denominated in currencies other than the U.S. Dollar. The Investment Manager, at its discretion, may utilize forward foreign currency contracts to reduce the exposure to foreign currency fluctuations.

The Aggregators may enter into credit default swap contracts (each a “CDS contract”) whereby the buyer of the CDS contract agrees to pay a specified fixed charge to the seller of the CDS contract in return for the right to put the debt of the debtor named in the CDS contract to the seller of the CDS contract at par value of the referred debt instrument in the event of a “credit event” as defined by the CDS contract which may include, but is not limited to, bankruptcy of the debtor or when the debtor defaults in payment. The buyer’s obligation under the CDS contract is fixed at the date the contract is entered into. The seller’s potential liability under the CDS contract is open-ended and can be equal to the entire notional amount of the contract. As of December 31, 2025, the Aggregators was party to open CDS contracts as a buyer or a seller of protection.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The Aggregators as sellers of CDS contracts, are providing a guarantee that obligates the Aggregators to make contingent future payments in the event of a credit event as discussed above. The notional contract amount of such contracts represents the maximum potential amount the Aggregators may be required to pay. The following table summarizes the information related to CDS contracts of the Aggregators as sellers as of December 31, 2025, derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting:

	Credit Rating	Maturity	Notional/ Maximum Exposure	Fair Value
Assets
Credit Default Swaps
GALLIUM CDS GS WHS BSKT 3.75%	Baa3	8/19/2029	15,000,000	$4,126

11. FINANCIAL HIGHLIGHTS

The following represents the financial highlights for the year ended December 31, 2025:

Ratios to average net assets:
Net investment income (loss)	4.89%

Operating expenses prior to waivers	1.01%
Total expenses prior to waivers	1.01%

Waivers	(0.38)%
Total expenses net of waivers	0.63%

Total return	9.00%

The ratios are computed based upon the simple average of partners’ capital/members’ equity at the end of each month of the IG Core Funds.

Total return is calculated separately for each of the IG Core Funds.

Calculations of these ratios and total return on an individual Limited Partner/Member basis may yield results that vary from those stated above based upon the timing of individual capital transactions, and differences in management fee charged.

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

The expense and net investment income (loss) ratios do not reflect the income and expense incurred by the underlying investment funds, and SPVs.

12. SUBSEQUENT EVENTS

For the period from January 1, 2026 to March 27, 2026, the Aggregators had capital contributions/subscriptions totaling approximately $506.0 million.

Management has evaluated all subsequent events or transactions for potential recognition or disclosure through March 27, 2026, the date on which these combined and consolidated financial statements were available to be issued and has determined that there were no additional subsequent events requiring adjustment to or disclosure in the accompanying combined and consolidated financial statements.

* * * * *

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

SUPPLEMENTAL SCHEDULE OF COMBINING AND CONSOLIDATING FINANCIAL INFORMATION

DECEMBER 31, 2025

(Expressed in U.S. Dollars)

	Aggregator A and Subsidiary	Main Aggregator B	Aggregator B	Aggregator C	Elimination	Total
ASSETS
Investments, at fair value (cost $880,156,608)	$686,632,080	$194,715,051	$–	$–	$–	$881,347,131
Unfunded commitment assets, at fair value (proceeds $0)	2,175	–	–	–	–	2,175
Derivative assets, at fair value (premiums paid $0)	420,181	–	–	–	–	420,181
Cash and cash equivalents	84,052	23,530,948	–	–	–	23,615,000
Due from brokers and counterparties	142,411,670	–	–	–	–	142,411,670
Due from affiliates	919,474	–	–	–	–	919,474
Interest and dividends receivable	7,730,171	810,132	–	–	–	8,540,303
Accounts receivable and other assets	2,310,275	–	–	–	–	2,310,275
Total assets	$840,510,078	$219,056,131	$–	$–	$–	$1,059,566,209

LIABILITIES AND PARTNERS’ CAPITAL/MEMBERS’ EQUITY
Liabilities:
Unfunded commitment liabilities, at fair value (proceeds $551,941)	$811,592	$–	$–	$–	$–	$811,592
Derivative liabilities, at fair value	3,995,782	–	–	–	–	3,995,782
Due to brokers and counterparties	154,874	–	–	–	–	154,874
Payable for investments purchased	12,818,727	96,556,597	–	–	–	109,375,324
Due to affiliates	15,264,340	–	–	–	–	15,264,340
Withdrawal/Redemptions payable	5,750,419	–	–	–	–	5,750,419
Professional fees payable	635,225	–	–	–	–	635,225
Management fees payable	248,325	–	–	–	–	248,325
Administration fees payable	144,556	–	–	–	–	144,556
Accrued expenses and other liabilities	411,632	–	–	–	–	411,632
Total liabilities	40,235,472	96,556,597	–	–	–	136,792,069

Partners’ capital/members’ equity:
General partner	–	–	–	–	–	–
Limited partners/members	800,274,606	122,499,534	–	–	–	922,774,140
Total partners’ capital/members’ equity	800,274,606	122,499,534	–	–	–	922,774,140
Total liabilities and partners’ capital/members’ equity	$840,510,078	$219,056,131	$–	$–	$–	$1,059,566,209

Apollo IG Core Replacement Aggregator A, SPC, Apollo Total Return Fund – Investment Grade Aggregator B, SPC, Apollo Total Return Fund – Investment Grade Aggregator C, L.P. and Apollo IG Core Replacement Aggregator B, L.P.

(CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANIES AND DELAWARE SERIES LIMITED PARTNERSHIPS) AND SUBSIDIARY

SUPPLEMENTAL SCHEDULE OF COMBINING AND CONSOLIDATING FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2025

(Expressed in U.S. Dollars)

	Aggregator A and Subsidiary	Main Aggregator B	Aggregator B	Aggregator C	Elimination	Total
Investment income:
Interest income	$28,772,018	$702,770	$6,698	$1,792	$–	$29,483,278
Total investment income	28,772,018	702,770	6,698	1,792	–	29,483,278

Expenses:		–	–	–	–
Management fees	1,963,064	–	–	–	–	1,963,064
Professional fees	1,169,704	–	–	–	–	1,169,704
Other operating expenses	692,214	–	317,186	–	–	1,009,400
Affiliated expenses	545,501	–	–	–	–	545,501
Administration fees	365,841	–	–	–	–	365,841
Organizational expenses	294,911	–	–	–	–	294,911
Interest expense	55,342	–	–	–	–	55,342
Total expenses	5,086,577	–	317,186	–	–	5,403,763
Expense waiver	(2,052,766)	–	–	–	–	(2,052,766)
Total net expenses	3,033,811	–	317,186	–	–	3,350,997

Net investment income (loss)	25,738,207	702,770	(310,488)	1,792	–	26,132,281

Net realized and net change in unrealized gains (losses) on investments, derivatives, and foreign currency
Net realized gain (loss) on investments	29,535,337	–	–	–	–	29,535,337
Net realized gain (loss) on derivatives	(18,112,685)	–	–	–	–	(18,112,685)
Net realized gain (loss) on foreign currency transactions	(4,278,255)	–	–	–	–	(4,278,255)
Net change in unrealized gain (loss) on investments	3,066,069	(14,736)	–	–	–	3,051,333
Net change in unrealized gain (loss) on derivatives	(5,842,944)	–	–	–	–	(5,842,944)
Net change in unrealized gain (loss) on foreign currency translations	5,672,526	–	–	–	–	5,672,526

Net realized and net change in unrealized gains (losses) on investments, derivatives, and foreign currency	10,040,048	(14,736)	–	–	–	10,025,312

Net increase (decrease) in partners’ capital/members’ equity resulting from operations	$35,778,255	$688,034	$(310,488)	$1,792	$–	$36,157,593